UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2007 (February 5, 2007)
REGENERON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New York	000-19034	133444607

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

777 Old Saw Mill River Road, Tarrytown, New York		10591-6707

(Address of principal executive offices)		(Zip Code)
(914) 347-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Exhibit Index
EX-99.A: PRESS RELEASE

Item 1.01 Entry Into a Material Definitive Agreement
On February 5, 2007, the Company announced that it had entered into a non-exclusive license agreement with AstraZeneca granting AstraZeneca certain rights to use Regeneron’s VelocImmune® technology to discover human monoclonal antibodies. Pursuant to the terms of the agreement, AstraZeneca will make a $20 million upfront payment to Regeneron. AstraZeneca also will make up to five additional annual payments of $20 million, subject to its ability to terminate the agreement after making the first three additional payments or if the technology does not meet minimum performance criteria. Regeneron is entitled to receive a mid-single-digit royalty on any future sales of antibody products discovered by AstraZeneca using Regeneron’s VelocImmune technology.
A copy of the press release announcing the agreement is furnished as Exhibit 99(a) to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
          99(a) Press Release of Regeneron Pharmaceuticals, Inc. dated February 5, 2007.
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.
Dated: February 6, 2007	By:	/s/ Stuart Kolinski
Stuart Kolinski
Vice President and General Counsel

Exhibit Index

Number	Description

99(a)	Press Release of Regeneron Pharmaceuticals, Inc. dated February 5, 2007.

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